UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

Talend S.A.
(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5-7, rue Salomon de Rothschild
Suresnes,	France	92150
(Address of principal executive offices)		(Zip Code)

+33 (0) 1 46 25 06 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*
*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Director
On August 4, 2020, Michael Tuchen resigned as a member of the Board of Directors (the “Board”) of Talend S.A. (the “Company”). Mr. Tuchen’s resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
In connection with Mr. Tuchen’s resignation from the Board, Mr. Tuchen entered into a consulting agreement with the Company and Talend, Inc. on August 4, 2020 (the “Consulting Agreement”), whereby he will provide consulting services for a term commencing upon his resignation from the Board and ending on June 30, 2022, unless earlier terminated in accordance with the terms of the Consulting Agreement. The Consulting Agreement provides that in exchange for his consulting services, Mr. Tuchen’s currently unvested equity awards to acquire the Company’s ordinary shares granted during his term as a director and executive officer of the Company will continue to vest during the term of the Consulting Agreement in accordance with their existing terms.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Aaron Ross
Aaron Ross
General Counsel

Date: August 6, 2020